Endeavor Series Trust
10f-3 Report  Affiliated Underwriters
Endeavor Asset Allocation Portfolio
Jan 1, 1999-March 31, 1999



ISSUER                  TRADE DATE CATAGORY        3YRS
                                                        operations
Marketwatch.com 1/15/99   (i)                 yes
Keebler Foods, Inc.     1/20/99  (i)                yes
Nvidia                  1/21/99   (i)                yes
Entercom
Communications           1/28/99`(i)                    yes
Smith Gardner
& Associates            1/29/99   (i)                   yes
MedE America Corp       2/1/99    i)                   yes
Perot Systems           2/1/99    (i)                   yes
American Tower Corp     2/3/99     (i)                   yes
Modern
Communic. Holdings        2/5/99  (i)                    yes
L-3 Communications
Holdings                2/5/99      (i)                     yes
Prodigy
communication Corp    2/10/99       (i)                     yes
Safeway                 2/10/99      (i)                     yes
Vignette               2/18/99      (i)                    yes
Webtrends               2/19/99       (i)                     yes
Lowes
Companies               2/24/99      (i)                     yes
Neon Systems            3/5/99        (i)                     yes
Autoweb.com             3/22/99       (i)                     yes
Autobytel.com           3/26/99     (i)                     yes
ZDNet Inc.              3/30/99       (i)                 yes
            Price %
ISSUER         Selling               Shares             per     of

Marketwatch.com DLJ/BT Alex Brown  1,000         17.00   0.4400
Keebler Foods, Inc.   Lehman Bros/Merrill
Lynch/DLJ/CS First
Boston/Warburg Dillon   11,900          33.44   0.7900
Nvdia Prudential              1,900      12.00   0.4700
Entercom
communications  CS First Boston         8,700      22.50   1.0300
Smith Gardner
Associates   BT Alex Brown           1,800      12.00   0.5100
MedE America CorpSmith Barney            500       13.00   0.1300
Bear Stearns     700       16.00   0.1600
American Tower Corp  CS First Boston  18,200    25.00   1.8400
Modern
Commuunic. Holdings  Bear Stearns            600     16.00   0.2000
oldings            CS First Boston         6,600     42.00   0.7700
Prodigy
Communication Corp   Robertson Stephens      1,500    15.00   0.2200
Safeway              DLJ                     22,400    52.69   1.1500
Vignette             Dain Bosworth           600        19.00   0.2000
Webtrends             Dain Bosworth           300     13.00   0.1100
Lowes
Commpanies         Paine Webber            4,900     58.00   0.6800
Neon Systems        DLJ                     800      15.00   0.3700
Autoweb.com         Robertson Stephens      800       14.00   0.1900
Autobytel.com      BT Alex Brown           1,800     23.00   0.4900
ZDNet Inc.         Goldman Sachs           3,000      19.00   0.3200

1) Securities are (i) part of an issue registered under the Securities
Act of
1933 (the "1933 Act") that is being offered to the public. (ii) eligible Municipal Securities ( as defined in Rule 10f-3 under the 1940 Act (the "Rule"), (iii) securities sold in an Eligible Foreign Offering ( as defined in the Rule), or (iv) securities sold in an Eligible Rule 144A
Offering ( as defined in the Rule).
(2) Represents purchases by all affiliated funds: may not exceed (i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if an Eligible Rule 144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by under writers or members of the selling syndicate to Qualified Institutional Buyers, as defined in Rule 144A (a) (1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering.